Exhibit 4.5

GDS HOLDINGS LIMITED

SIXTH AMENDED AND RESTATED

MEMBERS AGREEMENT

May 19, 2016

GDS HOLDINGS LIMITED
SIXTH AMENDED AND RESTATED MEMBERS AGREEMENT

This Sixth Amended and Restated Members Agreement (the “Agreement”) is made as of May 19, 2016 by and among GDS Holdings Limited, a company organized and existing under the laws of the Cayman Islands (the “Company”) and the shareholders of the Company (which shall comprise of the Series A Shareholders, Series B Shareholders, the Series A* Shareholders, the Series B1 Shareholders, the Series B2 Shareholders, the Series B4 Shareholder, the Series B5 Shareholder, the Key Founders, the Series C Shareholder and the Other Shareholders) (each as defined below).

RECITALS

A.            The Company, the Series C Shareholder, other Preferred Shareholders, the Key Founders and the Best Million Group Limited, entered into a Fifth Amended and Restated Members Agreement on December 18, 2014 (the “Original Agreement”).

B.            Brilliant Wise Holdings Limited (“Brilliant Wise”) has agreed to repurchase certain shares of Brilliant Wise held by its shareholders and in consideration, Brilliant Wise shall transfer all the shares held by Brilliant Wise in the Company to the shareholders of Brilliant Wise in accordance with the terms and conditions of a Share Swap Agreement entered into by and among the Company, Brilliant Wise Holdings Limited and the shareholders of Brilliant Wise Holdings Limited on May 19, 2016 (the “Share Swap Agreement”).

C.            Best Million Group Limited has agreed to transfer certain number of shares held by Best Million Group Limited in the Company to Fortune Million International Corporation and Linmax Asia Limited (the “Share Transfer”).

D.            Upon completion of the Share Transfer and the transaction contemplated by the Share Swap Agreement, Brilliant Wise Holdings Limited shall no longer be shareholder of the Company, and whereas certain Persons, which include, EDC Group Limited, GDS Enterprises Limited, SBGD Investment Limited, Ofira Capital Limited, Fortune Million International Corporation and Linmax Asia Limited shall become new shareholders of the Company, and, the parties hereto desire to enter into this Agreement, which shall amend, restate and supersede the Original Agreement in its entirety.

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.              Definitions

1.1                       Certain Defined Terms.  As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” shall mean, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and (i) in the case of a natural person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (ii) in the case of a Preferred Shareholder, shall include (A) any Person who holds shares as a nominee for such Preferred Shareholder, (B) any shareholder of such Preferred Shareholder, (C) any Person which has a direct and indirect interest in such Preferred Shareholder (including, if applicable, any general partner or limited partner) or any fund manager thereof; (D) any Person that directly or indirectly controls, is controlled by, under common control with, or is managed by such Preferred Shareholder or its fund manager, (E) the relatives of any individual referred to in (B) above, and (F) any trust controlled by or held for the benefit of such individuals.  For the purpose of this definition, “control” (and correlative terms) shall mean the direct or indirect power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person; provided that the direct or indirect ownership of twenty-five percent (25%) or more of the voting power of a Person is deemed to constitute control of that Person.

“Articles” shall mean the Company’s Articles of Association, as amended from time to time.

“Audit Committee” shall have the meaning as defined in Section 2.11(b).

“Board” and “Board of Directors” shall mean the Board of Directors of the Company.

“Business” shall have the meaning as defined in Section 2.14(b).

“Business Day” shall have the meaning as defined in the Articles.

“Buyer” shall have the meaning as defined in Section 2.5.

“CEO” shall mean the chief executive officer of the Company.

“Claim Notice” shall have the meaning as defined in Section 3.10(c).

“Closing” shall mean completion of the Share Transfer and the transaction contemplated by the Share Swap Agreement.

“Code” shall mean the Internal Revenue Code of 1986, U.S.A. as amended from time to time.

“Commission” shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or other governmental agency administering the securities laws in the jurisdiction in which the Company’s securities are registered or being registered.

“Conversion Price” shall have the meaning as defined in the Articles.

“Conversion Shares” shall mean the Ordinary Shares issued or issuable pursuant to conversion of the Preferred Shares.

“Convertible Securities” shall have the meaning as defined in the Articles.

“Disclosing Party” shall have the meaning as defined in Section 6.4.

“Dispute” shall mean any dispute, controversy or claim arising out of or in connection with this Agreement (including any issue as to the existence, validity, interpretation, construction, performance, breach or termination of this Agreement.

“D&O Insurance” shall have the meaning as defined in Section 2.2.

“Drag-Along Sale” shall have the meaning as defined in Section 2.5.

“Drag Completion Date” shall have the meaning as defined in Section 2.5.

“Drag Notice” shall have the meaning as defined in Section 2.5.

“Dragged Member” shall have the meaning as defined in Section 2.5.

“Dragged Shares” shall have the meaning as defined in Section 2.5.

“EBITDA” shall mean earnings before interest, taxes, depreciation and amortization.

“ESOP” shall have the meaning as defined in Section 2.12.

“Everbright” shall mean Seabright SOF (I) Paper Limited and Forebright Management Limited.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

“Executive Committee” shall have the meaning as defined in Section 2.11(d).

“Executive Committee Members” shall have the meaning as defined in Section 2.11(d).

“Existing Preferred Share Director” shall have the meaning as defined in Section 2.11(a).

“Existing Preferred Shareholders” shall mean all the holders of the then outstanding Existing Preferred Shares from time to time; and “Existing Preferred Shareholder” shall mean any of them.

“Existing Preferred Shares” shall mean Series A Shares, Series A* Shares, Series B Shares, Series B1 Shares, Series B2 Shares, Series B4 Shares, and Series B5 Shares of the Company, issued and outstanding immediately following the Closing.

“Form S-3/F-3” shall have the meaning as defined in Section 3.5(a)(iii).

“Fully Participating Preferred Shareholders” shall have the meaning as defined in Section 4.1(b)(ii).

“Group Company” shall mean the Company or a Subsidiary, including those listed in Exhibit D attached hereto, and “Group Companies” shall mean all of them.

“HKIAC” shall mean the Hong Kong International Arbitration Centre.

“Holder” shall mean (i) any Preferred Shareholder holding Registrable Securities, and (ii) any Person holding Registrable Securities to whom the rights under Section 3 have been transferred in accordance with Section 3.17 hereof; provided, however, that for the purpose of this Agreement, a holder of the Preferred Shares shall be deemed to be a Holder of the Registrable Securities issuable upon conversion of such Preferred Shares, as the case may be, and that Holders of Registrable Securities shall not be required by this Agreement to convert their Preferred Shares into Ordinary

Shares in order to exercise registration rights hereunder, until immediately prior to the closing of the relevant offering to which the registration relates.

“Hong Kong” shall mean the Hong Kong Special Administrative Region of the People’s Republic of China.

“IFRS” shall mean the International Financial Reporting Standards.

“Initiating Holders” shall mean any Holders who in the aggregate hold at least twenty percent (20%) of the outstanding Registrable Securities.

“IPO” shall mean the Company’s first public offering of any of its securities to the general public pursuant to (i) a registration statement filed under the Securities Act, or (ii) the securities laws applicable to an offering of securities in another jurisdiction pursuant to which such securities will be listed.

“IT’ shall have the meaning as defined in Section 2.14(b).

“Key Founders” shall mean the individual and entities listed on Exhibit B attached hereto.

“Key Founders’ Shares” shall mean the Ordinary Shares held on record and/or beneficially by the Key Founders as of the date of this Agreement, or subsequently acquired by the Key Founders, as applicable.

“Members” shall mean both the Preferred Shareholders and the Ordinary Shareholders.

“Memorandum” shall mean the Company’s Memorandum of Association as amended from time to time.

“New Securities” shall have the meaning as defined in Section 4.1.

“Non-Disclosing Parties” shall have the meaning as defined in Section 6.4.

“Notice” shall have the meaning as defined in Section 4.1(a).

“Option” shall have the meaning as defined in the Articles.

“Ordinary Shareholders” shall mean the holders of the Ordinary Shares.

“Ordinary Shares” shall mean Ordinary Shares of the Company.

“Ordinary Share Director(s)” shall have the meaning as defined in Section 2.11(a).

“Original Agreement” shall have the meaning as defined in Recital A.

“Original Purchase Price” shall have the meaning as defined in the Articles.

“Other Shareholders” shall mean the entities as identified in Exhibit C hereto.

“Overallotment New Securities” shall have the meaning as defined in Section 4.1(b) (ii).

“Overallotment Notice” shall have the meaning as defined in Section 4.1(b)(ii).

“Permitted Disclosees” shall have the meaning as defined in Section 6.3(c)(i).

“Person” shall mean an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, or other entity.

“PFIC” shall mean a passive foreign investment company.

“PRC” shall mean the People’s Republic of China excluding, for the purpose of this Agreement, the Special Administrative Regions of Hong Kong and Macau and the territory of Taiwan.

“Preferred Shareholders” shall mean both the Existing Preferred Shareholders and the Series C Shareholder.

“Preferred Shares” shall mean both the Series C Shares and the Existing Preferred Shares.

“Preferred Share Director(s)” shall have the meaning as defined in Section 2.11(a).

“Qualified IPO” shall mean a firm commitment underwritten IPO on an internationally recognized securities exchange (i) with gross cash proceeds to the Company of at least US$100 million, (ii) at an issue price per share being not less than twenty-five percent (25%) above US$1.036522, as adjusted for any Recapitalization from time to time, and (iii) resulting in a free float of not less than twenty percent (20%) of the Company’s share capital.

“Recapitalization” shall mean any share split, share dividend, share combination or consolidation, recapitalization, reclassification or other similar event in relation to the shares of the Company.

“Refusal Period” shall have the meaning as defined in Section 4.1(b)(i).

“Registrable Securities” shall mean (i) Conversion Shares; (ii) Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the foregoing; (iii) any other Ordinary Shares owned or hereafter acquired by any Preferred Shareholder; (iv) Ordinary Shares issued or issuable in respect of the Ordinary Shares described in (i) to (iii) above upon any Recapitalization or otherwise issued or issuable with respect to such Ordinary Shares; and (v) any depositary receipts issued by an institutional depositary upon deposit of any of the foregoing.  Notwithstanding the foregoing, “Registrable Securities” shall not include any Registrable Securities sold by a Person in a transaction in which rights under Section 3 are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144, or in a registered offering, or otherwise.

“Registrable Securities then outstanding” (and similar expressions herein) shall mean the number of Ordinary Shares that are Registrable Securities that are then (i) issued and outstanding, or (ii) issuable pursuant to the conversion of then outstanding Preferred Shares.

“register,” “registered” and “registration” shall refer to (i) a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, or (ii) in the context of a public offering in a jurisdiction other than the United States, a registration, qualification or filing under the applicable securities laws of such other jurisdiction.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 3.5, 3.6 and 3.7 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration and the reasonable fees and disbursements of one counsel for all Holders, and any fee charged by any depositary bank, transfer agent or share registrar, but excluding Selling Expenses.  For the avoidance of doubt and subject to Section 3.5(d), the Company shall pay all expenses incurred in connection with a registration pursuant to Section 3 notwithstanding the cancellation or delay of the registration proceeding for any reason.

“Related Party” shall mean any Person (i) that holds a Material Interest in any Group Company, (ii) in which a Group Company holds a Material Interest, (iii) that is otherwise an Affiliate of any Group Company, (iv) that serves (or has within the past twelve (12) months served) as a director, officer or employee of any Group Company, or (v) who is a member of the family of any individual included in any of the foregoing.  For the purpose of this definition, “Material Interest” shall mean a direct or indirect ownership of voting shares representing at least one percent (1%) of the outstanding voting power or equity of any Group Company.

“Remuneration Committee” shall have the meaning as defined in Section 2.11.

“Request Notice” shall have the meaning as defined in Section 3.5(a).

“Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 3.3 hereof.

“Rule 144” shall have the meaning as defined in Section 3.4.

“Rule 145” shall have the meaning as defined in Section 3.5(a)(i).

“Rules” shall mean the Hong Kong International Arbitration Centre Administered Arbitration Rules.

“Sale Agreement” shall have the meaning as defined in Section 2.5.

“Sale Transaction” shall have the meaning as defined in the Articles.

“SBCVC” shall mean collectively SBCVC Fund II, L.P., SBCVC Venture Capital (软库博辰创业投资企业), SBCVC Fund III, L.P., SBCVC Fund II-Annex, L.P., and SBCVC Company Limited.

“Seabright SOF” shall mean Seabright SOF (I) Paper Limited.

“Securities Act” shall mean the United States Securities Act of 1933 as amended from time to time, also as the “Act”.

“Selling Expenses” shall mean all underwriting discounts and selling commissions.

“Selling Member” shall have the meaning as defined in Section 2.5.

“Senior Management Personnel” shall mean CEO, the chief financial officer, and all other senior officers of each Group Company reporting directly to the CEO.

“Series A Shareholders” shall mean the holders of Series A Shares of the Company as listed in Exhibit A attached hereto.

“Series A Shares” shall mean shares in the capital of the Company of US$0.00005 nominal or par value designated as Series A Preferred Shares and having the rights provided for in the Articles.

“Series A* Shareholders” shall mean the holders of Series A* Shares of the Company as listed in Exhibit A-2 attached hereto.

“Series A* Shares” shall mean shares in the capital of the Company of US$0.00005 nominal or par value designated as Series A* Preferred Shares and having the rights provided for in the Articles.

“Series B Shareholders” shall mean the holders of Series B Shares of the Company as listed in Exhibit A-1 attached hereto.

“Series B Shares” shall mean shares in the capital of the Company of US$0.00005 nominal or par value designated as Series B Preferred Shares and having the rights provided for in the Articles.

“Series B1 Shareholders” shall mean the holders of Series B1 Shares of the Company as listed in Exhibit A-3 attached hereto.

“Series B1 Shares” shall mean shares in the capital of the Company of US$0.00005 nominal or par value designated as Series B1 Preferred Shares, and having the rights provided for in the Articles.

“Series B2 Shareholders” shall mean the holders of Series B2 Shares of the Company as listed in Exhibit A-3 attached hereto.

“Series B2 Shares” shall mean shares in the capital of the Company of US$0.00005 nominal or par value designated as Series B2 Preferred Shares, and having the rights provided for in the Articles.

“Series B4 Shareholder” shall mean the holder of Series B4 Shares of the Company as listed in Exhibit A-3 attached hereto.

“Series B4 Shares” shall mean shares in the capital of the Company of US$0.00005 nominal or par value designated as Series B4 Preferred Shares, and having the rights provided for in the Articles.

“Series B5 Shareholder” shall mean the holder of Series B5 Shares of the Company as listed in Exhibit A-3 attached hereto.

“Series B5 Shares” shall mean the series B5 preferred shares of the Company.

“Series C Director(s)” shall have the meaning as defined in Section 2.11(a).

“Series C Shareholder” shall mean the holder of the Series C Shares of the Company as listed in Exhibit A-4 attached hereto.

“Series C Shares” shall mean the shares in the capital of the Company of US$0.00005 nominal or par value designated as Series C Preferred Shares, and having the rights provided for in the Articles.

“Share Swap Agreement” shall have the meaning as defined in Recital B.

“Shares” shall mean both the Ordinary Shares and the Preferred Shares; and “Share” shall mean any one of them.

“Share Transfer” shall have the meaning as defined in Recital C.

“STTC” shall mean STT Communications Ltd., a company incorporated with limited liability in Singapore.

“Subsidiary” shall mean any corporation, partnership, trust or other entity of which the Company directly or indirectly owns at the time shares or interests representing a majority of the voting power of such corporation, partnership, trust or other entity ( including those listed in Exhibit D attached hereto and “Subsidiaries” shall mean those subsidiaries.

“Subsidiary Board” shall have the meaning as defined in Section 2.11(e).

“Terms” shall have the meaning as defined in Section 6.1.

“Territory” shall have the meaning as defined in Section 5.2(a)(i).

“Transaction Agreements” shall mean this Agreement, the Sixth Amended and Restated Right of First Refusal and Co-Sale Agreement, the Sixth Amended and Restated Voting Agreement, respectively dated on May 19, 2016, and the Series C Preferred Shares Subscription and Purchase Agreement dated July 29, 2014.

“Tribunal” shall have the meaning as defined in Section 7.3.

“U.S. GAAP” shall mean the generally accepted accounting principles in the United States.

“VIE Entities” shall mean collectively, (i) Beijing Wanguo Chang’An Science & Technology Co., Ltd. (北京万国长安科技有限公司), and (ii) Shanghai Shu’An Data Solutions Co., Ltd. (上海曙安数据服务有限公司), a company incorporated and existing under the laws of PRC, and a “VIE Entity” shall mean either of these VIE Entities.

“Violation” shall have the meaning as defined in Section 3.10(a).

2.                  Covenants of the Group Companies.

2.1                    Financial Information; Inspection Rights.

(a)                 Financial Information.  The Company covenants and agrees that, commencing on the date of Closing, and for so long as any Preferred Shareholder holds any Preferred Shares or any Ordinary Shares issued upon conversion of any Preferred Shares, the Company will deliver (in accordance with the provisions set forth in Section 7.7 hereof) to such Preferred Shareholder the following with respect to each Group Company and any other corporation, partnership, trust or other entity of which any of the Group Companies directly or indirectly owns at the time shares or interests representing a majority of the voting power of such corporation, partnership, trust or other entity:

(i)                                     As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, annual consolidated financial statements (including a balance sheet, income statement and cash flow statement) of the Group Companies for or as of the end of such fiscal year, prepared in accordance with the U.S. GAAP or with the IFRS and audited and certified by an accounting firm that is one of the “Big-4”

international accounting firms and is acceptable to all the Preferred Share Directors.

(ii)                                  As soon as practicable, and in any event within thirty (30) days, after the end of each quarterly accounting period in each fiscal year of the Company, unaudited consolidated quarterly financial statements (including a balance sheet, income statement and cash flow statement) of the Group Companies.

(iii)                               As soon as practicable, and in any event within thirty (30) days, after the end of each month, unaudited consolidated monthly financial statements (including a balance sheet, income statement and cash flow statement) of the Group Companies, including details of sales, capital expenditure, cash balance and net income; provided that such monthly financial statements shall be subject to normal year-end audit adjustments in the ordinary course.

(iv)                              As soon as practicable, and in any event at least thirty (30) days prior to the beginning of each fiscal year, an annual, consolidated budget of the Group Companies for such fiscal year.

All financial statements to be provided to the Preferred Shareholders pursuant to this Section 2.1 shall be prepared in the English language in accordance with the accounting standard under which the Company prepares audited financial statements to be delivered pursuant to Section 2.1(a)(i) above and shall consolidate all of the consolidated financial results of the Group Companies.

(b)                Other Information and Inspection Rights.  The Company covenants and agrees that, commencing from Closing, and for so long as any Preferred Shares are outstanding, the Company will, upon receipt of a prior written notice, afford to each Preferred Shareholder and to such Preferred Shareholder’s accountants, counsel and other representatives reasonably acceptable to the Company, reasonable access during normal business hours to each Group Company’s respective properties, books and records, and to afford each such Preferred Shareholder the right to discuss the business, operations and conditions of each Group Company with their respective officers, directors, key employees, accountants (including internal and external auditors), counsel and other representatives.  Each such Preferred Shareholder shall have such other access to management (including advisors and internal and external auditors) of, and information regarding, the Group Companies as may be requested, whether for it to comply with its (i) obligations under applicable laws and regulations, (ii) financial and internal reporting and accounting requirements, and (iii) as required by any governmental or regulatory bodies, or otherwise.  The Preferred Shareholders may exercise their rights under this Section 2.1(b) only for the purpose reasonably related to their interests under this Agreement and related agreements.

(c)                 The Preferred Shareholders’ rights under this Section 2.1 may be assigned to (i) a transferee or assignee in connection with any transfer or assignment by such Preferred Shareholder, (ii) any partner or retired partner of any such Preferred Shareholder which is a partnership (or any member or retired member of any such Preferred Shareholder which is a limited liability company), (iii) any affiliated fund (United States based or non-United States based) of any such Preferred Shareholder, (iv) any family member or trust for the benefit of any such Preferred Shareholder which is an individual, or (v) any Affiliate of such Preferred Shareholder; provided in each case that: (A) such transfer may otherwise be effected in accordance with applicable securities laws, the Articles and the Sixth Amended and Restated Right of First Refusal and Co-Sale Agreement entered into between the Existing Preferred Shareholders, the Series C Shareholder, the Company and other parties on or about the date hereof (as amended and restated from time to time) (B) the Company is given prompt notice of the transfer, and (C) such assignee or transferee executes a Deed of Adherence (in the same form and substance as set out in Schedule 1 hereto) confirming to the other Members that it shall be bound by this Agreement as a Member.

(d)                Notification.  The Company undertakes and agrees that the Company shall furnish to each Preferred Shareholder (from the date of this Agreement) prompt notification upon becoming aware of any: (i) litigation or investigations or proceedings which have or may reasonably be expected to have a materially adverse effect on the assets, business operations or financial conditions of any Group Company or the Group Companies as a whole, or on the ability of any Group Company to comply with its obligations under this Agreement, or other Transaction Agreements to which it is a party, and (ii) any criminal investigations or proceedings against the Company or any Related Party, and any such notification shall specify the nature of the action or proceeding and any steps the Company proposes to take in response to the same.

2.2                Directors’ and Officers’ Liability Insurance.

At all times, the Company shall ensure that it maintains customary directors and officers liability insurance (“D&O Insurance”) for the directors, and alternate directors of the Company and the Subsidiary Boards (as defined below), covering an amount of at least US$15,000,000 or such other amount as is approved by the holders representing more than seventy-five percent (75%) of the then outstanding Preferred Shares or shares resulting from conversion or exchange thereof. The Company shall maintain D&O Insurance to the extent deemed appropriate by the Board (including all the Preferred Share Directors). Such policy shall not be cancelled by the Company without unanimous prior approval of the Board then in office.

2.3                 Memorandum of Association and Articles of Association.

The Company shall abide by, and take all actions necessary to achieve the economic effect of all of its obligations under the Memorandum and the Articles, including, but not limited to, the provisions related to the conversion of the Preferred Shares, the adjustment to the conversion prices of the Preferred Shares, the declaration and payment of dividends, the winding up of the Company and payment of liquidation preference on the Preferred Shares.  The Company shall, and the Board shall procure that the Company shall, increase the authorized number of Ordinary Shares and/or Preferred Shares, as applicable and necessary, issue such additional shares to the holders of Ordinary Shares or Preferred Shares, as applicable, and readjust the conversion price of the Preferred Shares in accordance with Article 29 of the Articles.  In furtherance of the foregoing, the Company and each of the Members hereby agree to take all actions necessary to amend the Memorandum and the Articles, increase the authorized share capital of the Company, issue the additional shares and adjust the conversion price of the Preferred Shares to effectuate the terms of Article 29 of the Articles, including, but not limited to, providing any vote or written consent in favor thereof.

2.4                Incorporation of Certain Provisions from the Articles.

(a)         The following provisions of the Company’s Articles shall be incorporated by reference into this Agreement and shall be enforceable as if such provisions were part of this Agreement.

(i)	Article 6 (Issue of Shares);
(ii)	Article 18 (Variation of Rights of Shares);
(iii)	Articles 19-24 (Conversion of Preferred Shares);
(iv)	Articles 25-31 (Adjustments to Conversion Prices);
(v)	Articles 39-40 (General Meetings of Members);
(vi)	Article 41 (Notice of General Meetings of Members);

(vii)	Articles 42-50 (Proceedings at General Meetings of Members);
(viii)	Articles 51-58 (Votes of Members);
(ix)	Articles 59-61 (Record Dates);
(x)	Articles 62-66 (Proxies);
(xi)	Articles 68-75 (Directors; Alternate Directors; Proxies);
(xii)	Articles 76-80 (Powers and Duties of Directors);
(xiii)	Article 81 (Protective Provisions);
(xiv)	Article 82 (Management and Committees of the Board of Directors);
(xv)	Articles 83-92 (Proceedings of Board of Directors);
(xvi)	Article 93 (Appointment and Removal of Directors);
(xvii)	Articles 94-98 (Director Resignation, Removals and Vacancies);
(xviii)	Article 101 (Redemption and Repurchase);
(xix)	Articles 102-103 (Redemption of Preferred Shares);
(xx)	Articles 104-111 (Dividends);
(xxi)	Articles 124-126 (Winding Up); and
(xxii)	Article 127 (Indemnity).

(b)         Notwithstanding anything to the contrary in this Agreement, (i) any amendment or waiver of any of the foregoing provisions of the Articles may be effected in accordance with the terms of the Articles and applicable laws without regard to any terms of this Agreement (including without limitation the amendment or waiver provisions of this Agreement), (ii) no amendment or waiver of any provision of the Articles shall result in an amendment or waiver of any provision of this Agreement unless the amendment or waiver provisions of this Agreement have also been satisfied with respect thereto and (iii) no amendment or waiver of any provision of this Agreement (including without limitation this Section 2.4) shall be deemed to effect an amendment or waiver of any provision of the Articles.  In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Articles, the parties shall, notwithstanding the conflict or inconsistency, act so as to effect the intent of this Agreement to the greatest extent possible under the circumstances and shall promptly amend the conflicting constitutional documents to conform to this Agreement to the greatest extent possible.

2.5                   Drag-Along Rights.

(a)         Subject to the provisions of the Articles (including, without limitation, Article 81 of the Articles) and prior to the closing of a Qualified IPO, if (i) any Preferred Shareholders (the “Selling Member”) receives a bona fide offer from and agrees to the terms for the sale of all of its shares with a third party buyer which is not an Affiliate of the Selling Member (the “Buyer”) (the “Drag-Along Sale”), and (ii) holders representing not less than eighty-five percent (85%) of the then outstanding Existing Preferred Shares (voting together as a separate class) and holders representing not less than seventy-five percent (75%) of the then outstanding Series C Shares and the holders of at least fifty percent (50%) of the then outstanding Ordinary Shares, vote in favor of, or consent in writing to, or otherwise agree in writing to sell or transfer all of their Shares in the Drag-Along Sale, then the Selling Member may require all other Members to participate in the proposed Drag-Along Sale in accordance with and subject to the conditions set forth in this Section 2.5.  However, the Series C Shareholder shall be exempted from being required to participate in the proposed Drag-Along Sale and for the avoidance of doubt, the Series C Shareholder shall not be a Dragged Member.  Notwithstanding the foregoing, if such Series C Shareholder votes for the Drag-Along Sale, such Series C Shareholder (as the case may be) shall be deemed to have forfeited rights not to be a Dragged Member for this particular Drag-along Sale only.

(b)         The Selling Member may, following execution of a binding agreement with the Buyer (whether conditional or unconditional) for the Drag-Along Sale (directly or indirectly) of the Shares (the “Sale Agreement”), by serving a notice in writing (a “Drag Notice”) on each of the other Members who are subject to or have agreed to participate in the Drag-Along Sale and who is not a party to the Sale Agreement (each a “Dragged Member”), require each Dragged Member to transfer all of its Shares  (the “Dragged Shares”) to the Buyer at the price set out in Section 2.5(c) below on the date indicated in the Drag Notice as being the date of completion of the Sale Agreement (the “Drag Completion Date”), being not less than thirty (30) days after the date of the Drag Notice, and on the terms and subject to the conditions set out in this Section 2.5.  If the Drag-Along Sale contemplated in the Sale Agreement does not complete, the Drag Notice shall lapse.

(c)          The price for each Dragged Share shall:

(i)                          be equal to the higher of (A) two point five (2.5) times of the highest Original Purchase Price (as defined in the Articles) and (B) the highest consideration offered for each Share in the Company in the Sale Agreement;

(ii)                       be in the same form as that offered for each Share in the Company in the Sale Agreement; and

(iii)                    be paid at the same time as the consideration is payable under the Sale Agreement (or, if later, on the Drag Completion Date) and shall be subject to the same payment terms.

(d)         For the avoidance of doubt, the Preferred Shareholders’ rights under this Section 2.5 to transfer the Dragged Shares shall apply regardless of whether the Dragged Shares are of the same class or type of Shares of the Company which the Selling Member proposes to sell.

(e)          Any sale made by a Dragged Member shall be made on substantially the same terms and conditions as described in the Sale Agreement.  However, the Dragged Members shall not be required to make any representation or warranty to the Buyer, other than as to good title to any Dragged Shares, absence of liens with respect to such Dragged Shares, the Dragged Member’s power and authority to undertake the proposed sale, and the validity and enforceability of the Dragged Member’s obligations in connection with it.

(f)           Each Dragged Member’s indemnification obligations, if any, in connection with the Drag-Along Sale shall only apply with respect to a breach of their own respective representations and warranties and shall be limited (A) to a period of twelve (12) months after consummation of the Drag-Along Sale and (B) to the net sale proceeds received by such Dragged Member in the Drag-Along Sale. The Selling Member shall use its best efforts to ensure that the Buyer in the Drag-Along Sale is a Person of good reputation acceptable to the Preferred Shareholders.

(g)          Any duly appointed attorney of any Dragged Member, including any director of the Company, may act on such Dragged Member’s behalf to fulfill its obligations hereunder on any Drag-Along Sale where any such Dragged Member refused to act.

2.6                   Passive Foreign Investment Company.

Upon a determination by the Company, any Preferred Shareholder or any taxing authority that, any of the Group Companies has been or is likely to become a PFIC as defined in Section 1297 of the Code, the Company will promptly notify each Preferred Shareholder of such determination and will provide as soon as practicable (but in no event later than ninety (90) days following the end of each taxable year) each Preferred Shareholder with all information reasonably available to the Group Companies to permit such Preferred Shareholder to (i) accurately prepare all tax returns and comply with any reporting requirements as a result of such determination, (ii) make any election (including, without limitation, a “qualified electing fund”

election under Section 1295 of the Code), with respect to the any Group Company, and comply with any reporting or other requirements incident to such election, and (iii) file a “protective statement” pursuant to Section 1295 of the Code with respect to any Group Company, and comply with any reporting or other requirements incident to such statement.  Upon request from a Preferred Shareholder, the Company shall provide the Preferred Shareholders with a completed “PFIC Annual Information Statement” as required by the U.S. Treasury Regulation Section 1295 and otherwise comply with applicable Treasury Regulation requirements.  The Company will promptly notify the Preferred Shareholders of any assertion by the Internal Revenue Service that any Group Company is, or is likely to become, a PFIC.

2.7                   Controlled Foreign Corporation.

The Company will provide prompt written notice to the Preferred Shareholders if at any time the Company becomes aware that any Group Company has become a “controlled foreign corporation” (as defined in the Code).  Upon request of a Preferred Shareholder from time to time, subject to obtaining the consent of its shareholders to release such information, the Company will promptly provide in writing such information in its possession concerning its shareholders and, to the Company’s actual knowledge, the direct and indirect interest holders in each shareholder reasonably sufficient for such Preferred Shareholder to determine that each Group Company is not a “controlled foreign corporation.”  The Company shall provide Preferred Shareholders with reasonable access to all Group Company information as the Company may then have available to it as may reasonably be required by a Preferred Shareholder to determine any Group Company’s status as a “controlled foreign corporation” to determine whether such Preferred Shareholder is required to report its pro rata portion of the Company’s “Subpart F income” (as defined in the Code) on its United States federal income tax return, or to allow such Preferred Shareholder to otherwise comply with applicable United States federal income tax law.  The parties hereto shall use commercially reasonable efforts to prevent any future issuance of securities by any Group Company to the extent that such issuance would result in such shareholder or any direct or indirect investor in such shareholder being considered a “United States shareholder” of such Group Company within the meaning of Section 951(b) of the Code.  Without limiting the Company’s obligations as set forth in this Section 2.7, for the avoidance of doubt, the Company and the Key Founders are not responsible for any tax filings of the Preferred Shareholders or for any associated or related costs incurred in connection with such tax filings.

2.8                   Control of Subsidiaries.

The Company shall institute and shall keep in place arrangements reasonably satisfactory to all the Preferred Share Directors such that the Company (i) will control the operations of any Subsidiary of, or entity controlled by, the Company, and (ii) will be permitted to properly consolidate the financial results of all the Subsidiaries and VIE Entities in the consolidated financial statements for the Company. The Company shall, and shall cause each of its Subsidiaries, and each entity it controls (including the VIE Entities), to comply with the Company’s policy on compliance with the U.S. Foreign Corrupt Practices Act, as amended.  The Company shall take all necessary actions to maintain any Subsidiary, whether now in existence or formed in the future, as is necessary to conduct the Company’s business as conducted or as proposed to be conducted. The Company shall cause each Subsidiary of, or entity controlled by, the Company, whether now in existence or formed in the future, to comply in all material respects with all applicable laws, rules and regulations.

2.9                   Foreign Corrupt Practices Act.

The Company shall maintain a policy consistent with the U.S. Foreign Corrupt Practices Act, as amended, applicable to the Group Companies, which policy shall be reasonably satisfactory to all Preferred Shareholders.

2.10            UBTI Covenant.

The Company will take such steps as are necessary to cause the Company to be treated, at all times, as an association taxable as a corporation for United States federal income tax purposes.

2.11            Board Matters.

(a)              Board Composition.

At Closing, there shall be a Board of Directors consisting of nine (9) Directors.  Holders of seventy-five percent (75%) of the then outstanding Existing Preferred Shares, voting together as a separate class on an as-converted basis, may appoint two (2) Directors (each an “Existing Preferred Share Director”), and may in like manner remove with or without cause any Existing Preferred Share Director so appointed and may in like manner appoint another Person in his stead.  The Series C Shareholder  may appoint four (4) Directors (the “Series C Directors, and collectively with the Existing Preferred Share Directors, the “Preferred Share Directors”) and may in like manner remove with or without cause any Series C Director so appointed and may in like manner appoint another Person in his stead. The holders of a majority of the then outstanding Ordinary Shares, voting as a separate class, may appoint three (3) Directors (the “Ordinary Share Directors”) and may in like manner remove with or without cause any Ordinary Share Director so appointed and may in like manner appoint another Person in his stead.  For the avoidance of doubt, any votes “on an as-converted basis” as referred to in this Agreement shall be construed and calculated in accordance with the Articles.

Subsequently to Closing, in the event of any transfers or redemption of shares among the holders of the Ordinary Shares, the Existing Preferred Shareholders and the Series C Shareholders, the composition and size of the Board of Directors shall be determined as follows:

(i)                           the holders of a majority of the then outstanding Ordinary Shares, voting as a separate class, shall be entitled to appoint one (1) Director for every ten percent (10%) of the issued share capital of the Company plus one Share held by holders of Ordinary Shares from time to time, and may in like manner remove with or without cause any Ordinary Share Director so appointed and may in like manner appoint another Person in his stead;

(ii)                        the holders of seventy-five percent (75%) of the then outstanding Existing Preferred Shares, voting together as a separate class on an as-converted basis, shall be entitled to appoint one (1) Director for every ten percent (10%) of the issued share capital of the Company plus one Share held by the holders of Existing Preferred Shares from time to time and may in like manner remove with or without cause any Existing Preferred Director so appointed and may in like manner appoint another Person in his stead; and

(iii)                     the holders of a majority of the then outstanding Series C Shares shall be entitled to appoint one (1) Director for every ten percent (10%) of the issued share capital of the Company plus one Share held by the holders of Series C Shares from time to time and may in like manner remove with or without cause any Series C Director so appointed and may in like manner appoint another Person in his stead;

provided, however, that there shall be no adjustment to the composition of the Board until and unless any of (A) the holders of a majority of the then outstanding Ordinary Shares, (B) the holders of seventy-five percent (75%) of the then outstanding Existing Preferred Shares, or (C) the holders of a majority of the then outstanding Series C Shares are entitled pursuant to Section 2.11(a)(i), (ii) or (iii) respectively to appoint a higher number of Directors than its Director appointment rights set out in the first paragraph of Section 2.11(a).

There shall be at least three (3) committees under the Board, which are the Audit Committee, the Remuneration Committee, and the Executive Committee.

(b)        Audit Committee.  The audit committee (the “Audit Committee”) shall be vested with oversight functions for financial and accounting matters of the Group Companies, including, but not limited to, preparation of budgets, performance and oversight of internal auditing.  The Audit Committee shall consist of five (5) members, (3) of which are Preferred Share Directors, including two (2) Series C Directors and one (1) Existing Preferred Share Director.  A Series C Director in the Audit Committee shall serve as the chairman thereof, who shall not have any casting vote.  The remaining two (2) members of the Audit Committee shall be the Ordinary Share Directors.  All decisions of the Audit Committee must be approved by a majority of the members of the Audit Committee, including at least one (1) Series C Director and one (1) Existing Preferred Share Director.

(c)         Remuneration Committee.  The remuneration committee (the “Remuneration Committee”) shall be vested with oversight functions for remuneration matters of the Group Companies, including but not limited to, establishment and approval of the compensation plan for employees and Senior Management Personnel and non-executive directors of the Group Companies, and administration of the Group Companies’ equity incentive plans.  The Remuneration Committee shall consist of five (5) members, three (3) of which are Preferred Share Directors, including two (2) Series C Directors and one (1) Existing Preferred Share Director.  A Series C Director in the Remuneration Committee shall serve as the chairman thereof, who shall not have any casting vote.  The remaining two (2) members of the Remuneration Committee shall be the Ordinary Share Directors.  All decisions of the Remuneration Committee must be approved by a majority of the members of the Remuneration Committee, including at least one (1) Series C Director and one (1) Existing Preferred Share Director.

(d)         Executive Committee.  The executive committee (the “Executive Committee”) shall function primarily as an advisory body to the Board and provide consultation and recommendations to the Board on operating and strategic matters for any of the Group Companies, including the matters set forth as follows:

(i)                                     operational performance of any of Group Companies (against budgets, strategic business plans and contractual obligations e.g., debt covenants);

(ii)                                  appropriate strategies for any of the Group Companies;

(iii)                               strategic business and financing plan(s) and annual budget of any of the Group Companies (including but not limited to any changes to the same);

(iv)                              acquisitions, dispositions, investments and other potential growth and expansion opportunities (including but not limited to the identification, evaluation of new sites and new building opportunities) for any of the Group Companies;

(v)                                 capital structure and financing strategy of Group Companies, including but not limited to any debt, equity or equity-linked financing transactions, as well as any issuance, repurchase, conversion or redemption of any equity interests or debt of any of the Group Companies;

(vi)                              any material litigation or other legal or administrative proceedings to which any of the Group Companies is a party;

(vii)                           entry into any material contracts exceeding the approval authority of the Senior Management Personnel;

(viii)                        enter into or agree to any transaction between any Group Company and any Member, director, officer or Affiliate of the Company or of any Affiliate thereof; and

(ix)                              any other responsibilities as are delegated to the Executive Committee by the Board from time to time.

For efficiency, the Board may delegate certain decision making authority to the Executive Committee (including but not limited to approving capital and operational expenditure and changes to any strategic or business plan(s)) within appropriate perimeters approved by the Board.  To the extent that the Executive Committee is delegated such authority from the Board, the Executive Committee shall function as an executive body of the Board in respect of the matters so delegated.

The Executive Committee shall comprise of five (5) members (who may or may not be members of the Board) (the “Executive Committee Members”), of whom two (2) Executive Committee Members shall be nominated by the Series C Shareholder, one (1) Executive Committee member shall be nominated by the Existing Preferred Shareholders (approved by the holders of at least fifty percent (50%) of the then outstanding Existing Preferred Shares) (voting as a separate class).  The remaining two (2) Executive Committee Members shall comprise the CEO and such other person as nominated by the CEO or the Ordinary Shareholders (voting as a separate class).  The Chairman of the Executive Committee shall be the CEO of the Company and the deputy Chairman of the Executive Committee shall be one of the two Executive Committee Members nominated by the Series C Shareholder. Neither the Chairman nor the deputy Chairman of the Executive Committee shall have a casting vote.  All recommendations or decisions (as the case may be) of the Executive Committee must be approved by a majority of the Executive Committee Members, including at least one (1) Executive Committee Member nominated by the Series C Shareholder and one (1) Executive Committee Member nominated by the Existing Preferred Shareholders (approved by the holders of at least fifty percent (50%) of the then outstanding Existing Preferred Shares, voting as a separate class).

(e)          Board Composition of Subsidiaries.  Each Group Company (as applicable) shall, upon the written request of the Series C Shareholder, appoint such person as nominated by the Series C Shareholder to the relevant Subsidiary(ies) and at all times maintain the composition of the board of directors, supervisory board or similar governing body of each of its Subsidiaries as requested by the Series C Shareholder (each, a “Subsidiary Board”) such that each Subsidiary Board shall have three (3) members including at least one (1) director appointed by the Series C Shareholder.  Within sixty (60) days of the giving of such written request by the Series C Shareholder, each Group Company shall file with the appropriate governmental authorities its amended articles of association or other applicable constitutional document which shall reflect the aforesaid composition of the Subsidiary Board.

2.12     Reserved Employee Shares.

Before Closing, the Company shall maintain an employee stock option plan (the “ESOP”) and reserve up to 29,240,000 Ordinary Shares for the ESOP (as adjusted for any Recapitalization).  Stock options under the ESOP shall be granted to Persons nominated by the CEO of the Company, subject to the approval of a simple majority vote of the Board or the Remuneration Committee or its equivalent under authorization by the Board.

2.13     Key Employees.

Subject to the Articles, the Board (including all Preferred Share Directors) shall be entitled to designate, appoint, or remove the Senior Management Personnel of the Group Companies, including, without limitation, the CEO, chief operating officer, chief financial officer and chief technical officer (if applicable).

The Series C Shareholder shall be entitled to nominate candidates as each Group Company’s chief financial officer and senior operations manager in consultation with the CEO.  The Company shall consider each such nomination by the Series C Shareholder in good faith, and if any such nominee is not appointed, the Series C Shareholder shall be entitled to nominate a different individual in consultation with the CEO.  The Series C Shareholder shall be entitled to provide any suggestion on operational performance of any of the Group Companies (including product lines and management strategies) and the Company shall consider in good faith such suggestions.

2.14     Business and Operations.

(a)               The Company and each other Group Company undertake, and shall procure each of the Key Founders, employees, agents, contractors and subcontractors, to ensure that its business, activities and investments are undertaken in compliance with (i) every law, regulation, rule, judgment, order, license, agreement, directive, guideline, requirement, whether in effect as of the date hereof or thereafter and in each case as amended, applicable to it, and (ii) the terms and conditions of the Articles and the Transaction Agreements.

(b)               The Company shall act as a holding company of the other Group Companies and shall carry out, and shall cause each of the other Group Companies to carry out the business within the scope of building a professional, national network of enterprise-class data centers in the PRC, and providing data center infrastructure facility services and professional operation management services to information technology (“IT”) service providers and enterprises or organizations (the “Business”), and the Business shall be conducted in accordance with good and commercial business practice and in accordance with the business plan approved by the Board.

(c)                The Company shall adopt and maintain a policy, in form and substance satisfactory to each of the Preferred Shareholders, designed to maximize its ownership of Intellectual Property (as defined below) developed or acquired in the course of its operations, which policy shall require the Company to (i) cause all material technological developments, patentable or unpatentable, inventions, discoveries or improvements by the Company’s or any of its Subsidiaries’ officers or employees to be documented in accordance with the appropriate professional standards; and (ii) cause all officers and key employees, and to the extent practicable, consultants of the Company and its Group Companies, to enter into non-disclosure and proprietary rights agreement in customary form, approved by the Board.  For the purpose of this Section 2.14, “Intellectual Property” shall mean any and all intellectual property, including, without limitation, patents, trademarks, trade names, copyrights, proprietary information and rights, service marks, domain names, mask works, trade secrets, know-how, business processes, all computer software including the codes, inventions, information, processes, formulas, applications, design, drawings, technical data and all documentation related to any of the foregoing.

2.15     Fiscal Control.

The Company shall adopt a Management of Fiscal Affairs Policy applicable to the Group Companies, which policy shall be reasonably satisfactory to a majority in interest of the holders of the then outstanding Preferred Shares.

2.16     Reservation of Shares.

The Company shall, and the Board shall procure that the Company shall, maintain and reserve a sufficient number of Ordinary Shares at all times for issuance upon conversion of the Preferred Shares at the effective conversion rate as in effect from time to time (taking into account any outstanding options or convertible securities exercisable or convertible into Ordinary Shares).  In furtherance of the foregoing, the Company shall take all actions necessary for such reservation including, but not limited to, solicitation of Board and/or shareholder approvals as necessary to increase the authorized share capital of the Company and the authorized number of Ordinary Shares authorized for issuance.

2.17     Termination of Covenants.

The covenants set forth in Section 2 (other than Sections 2.1(b) (Other information and Inspection Rights), Sections 2.2 (Directors’ and Officers’ Liability Insurance), Section 2.5 (Drag-Along Rights), Section 2.8 (Control

of Subsidiaries), Section 2.9 (Foreign Corrupt Practices Act), Section 2.10 (UBTI Covenant), and 2.17 (Termination of Covenants)) shall terminate and be of no further force or effect immediately prior to the effectiveness of the registration statement for a Qualified IPO or, with respect to Section 2.1 only, the date on which the Company is required to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

3.      Registration Rights.

3.1       Restrictions on Transferability and Applicability of Rights.

(a)              Transfer Restrictions.  The Restricted Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 3, which conditions are intended to ensure compliance with the provisions of applicable securities laws.  Each holder of Restricted Securities will cause any proposed purchaser, assignee, transferee or pledgee of any such shares held by such holder to agree in writing to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)              Applicability of Rights.  The holders of Preferred Shares and Conversion Shares shall be entitled to the following rights with respect to any potential public offering of Ordinary Shares in the United States, and to any analogous or equivalent rights with respect to any other offering of shares in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

3.2       [intentionally omitted].

3.3       Restrictive Legend; Execution by the Company.

Each certificate representing (i) Preferred Shares, (ii) Conversion Shares, (iii) Key Founders’ Shares, (iv) any Other Shareholders’ Shares, and (v) any other securities issued in respect of the Preferred Shares, Conversion Shares or Key Founders’ Shares upon any Recapitalization, shall (unless otherwise permitted by the provisions of Section 3.4 below) be stamped or otherwise imprinted with legends substantially in the following form (in addition to any legend required under applicable federal, state, local or non-United States law):

(a)              “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) A REGISTRATION

STATEMENT UNDER THE ACT IS EFFECTIVE AS TO SUCH TRANSFER OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT.”

(b)              “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE SOLD, DISPOSED OF OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH A MEMBERS AGREEMENT, AND/OR A RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT, AND/OR A VOTING AGREEMENT DATED MAY 19, 2016, ENTERED INTO BY THE HOLDER OF THESE SHARES, THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY AS APPLICABLE.  A COPY OF SUCH AGREEMENTS IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.  SUCH LOCK-UP PERIOD, RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE ARE BINDING ON TRANSFEREES OF THESE SHARES. BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT AS APPLICABLE.”

Each of the Preferred Shareholders, Holders, Key Founders and Other Shareholders consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 3.

The Company, by its execution in the space provided below, agrees that it will cause the certificates evidencing the Shares to bear the legend required by this Section 3.3, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Shares containing such legend upon written request from such holder to the Company at its principal office.  The parties hereto do hereby agree that the failure to cause the certificates evidencing the appropriate Shares to bear the legend required by this Section 3.3 and/or failure of the Company to supply, free of charge, a copy of this Agreement as provided under this Section 3.3 shall not affect the validity or enforcement of this Agreement.

3.4       Notice of Proposed Transfers.

The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 3.4.  Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, (ii) in transactions involving the distribution without consideration of Restricted Securities by the holder to any of its partners, members, or retired partners or members, or to the estate of any of its partners or members or retired partners or members, (iii) in transactions in compliance with Rule 144 promulgated under the Securities Act (“Rule 144”), (iv) transfers by members that are entities to affiliated entities or funds (United States based or non-United States based), and (v) transfers to the Company by any holder of Restricted Securities pursuant to the Company’s repurchase option set forth in any agreement entered into after the date hereof if such agreement is approved by a majority of the Board, including at least one (1) Preferred Share Director, unless there is in effect a registration statement under the Securities Act covering the proposed transfer), the holder thereof shall give written notice to the Company of such holder’s intention to effect such transfer, sale, assignment or pledge.  Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and if reasonably requested by the Company, shall be accompanied, at such holder’s expense, by either (i) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company.  For the avoidance of doubt, it shall not be reasonable for the Company to request that a notice be accompanied by any such opinion or “no action” letter if, among other things, both the transferor and the transferee have certified in writing that each of them is not a U.S. Person (as defined under Rule 902 of Regulation S promulgated under the Securities Act).  Notwithstanding any of the foregoing exceptions to the notice requirements, all transferees shall be bound by the obligations of the transferor in this Agreement and other shareholder agreements, including the market standoff set forth in Section 3.14 below.  Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legends set forth in Section 3.3 above, except that such certificate shall not bear such restrictive legends if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

3.5       Demand Registration.

(a)              Request by Holders.  If the Company shall at any time after the earlier of six (6) months after the closing of an IPO, or three (3) years after Closing receive a written request from Initiating Holders that the Company effect a registration, qualification or compliance with respect to the Registrable Securities pursuant to this Section 3.5, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 3.5; provided that the Company shall not be obligated to effect any such registration:

(i)                                     During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a transaction under Rule 145 promulgated under the Securities Act (“Rule 145”) or with respect to an employee benefit plan), provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

(ii)                                  After the Company has effected two (2) such registrations pursuant to this Section 3.5(a), and such registration has been declared or ordered effective; or

(iii)                               If the Initiating Holders may dispose of shares of Registrable Securities pursuant to a registration statement on Form S-3 or Form F-3 under the Securities Act as in effect on the date hereof or any successor form under the Securities Act (“Form S-3/F-3”) pursuant to a request made under Section 3.7 hereof.

(b)              Underwriting.  If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 3.5 and the Company shall include such information in the Request Notice referred to in Section 3.5(a).  In the event of an underwritten offering, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company.  Notwithstanding any other provision of this Section 3.5, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of any of the Group Companies.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement.  Any Registrable Securities and/or other securities so excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.  For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing Persons, and for any Holder that is a corporation, the Holder and all corporations that are Affiliates of such Holder, shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(c)               Deferral.  Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 3.5, a certificate signed by CEO of the Company stating that in the good faith judgment of the Board (including all the Preferred Share Directors then serving on the Board), it would be materially detrimental to the Company and its shareholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further that during such ninety (90) day period, the Company shall not file any registration statement pertaining to the public offering of any securities of the Company.

(d)              Expenses.  The Company shall pay all Registration Expenses. Each Holder participating in a registration pursuant to this Section 3.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses incurred in connection with such registration of securities on behalf of the Holders.  Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 3.5 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to this Section 3.5 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (l) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to this Section 3.5.

3.6       Piggyback Registrations.

(a)               Notice of Registration.  The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to registration of any of its securities, either for its own account or the account of a security holder or holders (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to (i) any registration under Section 3.5 or Section 3.7 of this Agreement, (ii) any employee benefit plan, or (iii) and corporate reorganization) and will afford each such Holder an opportunity to include in such registration all or any part of the Registrable Securities then held by such Holder.  Each Holder desiring to include in any such registration (and any related qualifications under blue sky laws or other compliance) and in any underwriting involved therein, all or any part of the Registrable Securities held by such Holder shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement.  If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b)              Underwriting.  If a registration under which the Company gives notice under this Section 3.6 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 3.6 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected by the Company for such underwriting.  Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of Registrable Securities for which inclusion has been requested, even if this will cause the Company to reduce the number of shares it wishes to offer; and (ii) all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of any of the Group Companies shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded.  Notwithstanding the foregoing, if such offering is the Qualified IPO, any or all of the Registrable Securities of the Holders may be excluded in accordance with this Section 3.6(b), provided that any and all securities of the Company to be sold by other selling shareholders are also excluded.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.  For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing Persons, and for any Holder that is a corporation, the Holder and all corporations that are Affiliates of such Holder, shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(c)               Expenses.  The Company shall pay all Registration Expenses incurred in connection with each registration under this Section 3.6.  Each Holder participating in a registration pursuant to this Section 3.6 shall bear such Holder’s proportionate share (based upon the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses incurred in connection with such registration of securities on behalf of the Holders.

(d)              Not a Demand Registration.  Registration pursuant to this Section 3.6 shall not be deemed to be a demand registration as described in Section 3.5 above.  Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.6.

3.7       Form S-3/F-3 Registration.

(a)               After its IPO, the Company shall use its best efforts to qualify for registration on Form S-3/F-3 or any comparable or successor form as early as possible and use best efforts to maintain such qualification thereafter.  If the Company is qualified to use Form S-3/F-3, any Holder or Holders shall have a right to request at such time from time to time (such request shall be in writing) that the Company effect a registration on either Form S-3/F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, and upon receipt of each such request, the Company will:

(i)                                     Notice.  Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(ii)                                Registration.  As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 3.7(a)(i); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.7:

(1)                                 if Form S-3/F-3 becomes unavailable for such offering by the Holders;

(2)                                 if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$1,000,000; or

(3)                                 if the Company has effected a registration pursuant to this Section 3.7 during the preceding (6) month period.

(b)               Expenses.  The Company shall pay all Registration Expenses incurred in connection with each registration requested pursuant to this Section 3.7.  Each Holder participating in a registration pursuant to this Section 3.7 shall bear such Holder’s proportionate share (based upon the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses incurred in connection with such registration of securities on behalf of the Holders.

(c)                Maximum Frequency.  Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.7.

(d)               Deferral.  Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 3.7, a certificate signed by the CEO of the Company stating that in the good faith judgment of the Board (including all the Preferred Share Directors then serving on the Board), it would be materially detrimental to the Company and its shareholders for such Form S-3/F-3 registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further that during such ninety (90) day period, the Company shall not file any registration statement pertaining to the public offering of any securities of the Company.

(e)                Not Demand Registration.  Form S-3/F-3 registrations shall not be deemed to be demand registrations as described in Section 3.5 above.

(f)                 Underwriting.  If the requested registration under this Section 3.7 is for an underwritten offering, the provisions of Section 3.5(b) shall apply.

3.8       Obligations of the Company.

Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall keep each Holder advised in writing as to the initiation of such registration and as to the completion thereof, and shall, at its expense and as expeditiously and as reasonably possible:

(a)               Registration Statement.  Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep any such registration statement effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever occurs first.

(b)              Amendments and Supplements.  Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act or other applicable securities laws with respect to the disposition of all securities covered by such registration statement.

(c)               Registration Statements and Prospectuses.  Furnish to the Holders such number of copies of registration statements and prospectuses, including a preliminary prospectus, in conformity with the requirements of the Securities Act or other applicable securities laws, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)              Blue Sky.  Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)               Deposit Agreement.  If the registration relates to an offering of depositary shares or other securities representing Ordinary Shares deposited pursuant to a deposit agreement or similar facility, cause the depositary under such agreement or facility to accept for deposit under such agreement or facility all Registrable Securities requested by each Holder to be included in such registration in accordance with this Section 3.

(f)                Underwriting.  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(g)               Notification.  Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or other applicable securities laws of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(h)              Opinion and Comfort Letter.  Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purpose of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(i)                  Listing on Securities Exchange(s).  Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed or, in the case of the IPO, on a U.S. national or internationally- recognized securities exchange.

If the Company fails to perform any of the Company’s obligations set forth above in this Section 3.8 relating to a demand registration made pursuant to Section 3.5, such registration shall not constitute the use of a demand registration under Section 3.5.

3.9       Furnish Information.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 3.5, 3.6 or 3.7 with respect to the Registrable Securities of any Holder, that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be reasonably requested in writing by the Company to timely effect the registration of its Registrable Securities.

3.10     Indemnification.

The following indemnification provisions shall apply in the event any Registrable Securities are included in a registration statement under Sections 3.5, 3.6 or 3.7:

(a)               By the Company.  To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, employees, trustees, legal counsel and any underwriter (as determined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act against any expenses, losses, claims, damages, or liabilities (joint or several) (or actions in respect thereof) to which they may become subject under the Securities Act, the Exchange Act or other applicable law, insofar as such expenses, losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”):

(i)                                     any untrue statement or alleged untrue statement of a material fact contained in any registration statement, offering circular, preliminary prospectus, final prospectus or other document, or any amendments or supplements thereto;

(ii)                                the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or

(iii)                             any violation or alleged violation of the Securities Act, the Exchange Act, any federal or state or foreign securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or other applicable securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, employee, legal counsel, underwriter or controlling Person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 3.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling Person of such Holder.

(b)               By Selling Holders.  To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, any underwriter (as determined in the Securities Act) and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, employees, trustees, legal counsel and any underwriter (as determined in the Securities Act) for such Holder and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act, against any expenses, losses, claims, damages or liabilities (joint or several) (or actions in respect thereof) to which the Company or any such director, officer, employee, trustee, legal counsel, controlling Person, underwriter or other such Holder, partner or director, officer, employee or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other applicable law, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, controlling Person, underwriter or other Holder, partner, officer, employee, director or controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this Section 3.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that the total amounts payable in indemnity by a Holder under this Section 3.10(b) plus any amount under Section 3.10(e) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c)                Notice.  Promptly after receipt by an indemnified party under this Section 3.10 of notice of the commencement of any claim or action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.10, deliver to the indemnifying party a written notice of the commencement thereof (a “Claim Notice”) and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, (i) during the period from the delivery of a Claim Notice until retention of counsel by the indemnifying party; and (ii) if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 3.10 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.10.

(d)               Defect Eliminated in Final Prospectus.  The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus or free writing prospectus on file with the Commission at the time the registration statement becomes effective, such indemnity agreement shall not inure to the benefit of any Person if an amended prospectus is filed with the Commission and delivered pursuant to the Securities Act at or prior to the time of sale (including, without limitation, a contract of sale, and as further contemplated by Rule 159 promulgated under the Securities Act) to the Person asserting the loss, liability, claim or damage.

(e)                Contribution.  In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling Person of any such Holder, makes a claim for indemnification pursuant to this Section 3.10 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.10 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling Person in circumstances for which indemnification is provided under this Section 3.10; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f)                 Survival.  The obligations of the Company and Holders under this Section 3.10 shall survive until the fifth (5th) anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

3.11              Rule 144 Reporting.

With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

(a)              Make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)              File with the Commission, in a timely manner, all reports and other documents required of the Company under the Securities Act or the Exchange Act, at all times after the effective date of the first registration under the Securities Act filed by the Company; and

(c)               So long as a Holder owns any Restricted Securities, furnish to such Holder forthwith upon request, (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Exchange Act (at any time after it has become subject to such reporting requirements, (ii) a copy of the most recent annual, interim, quarterly or other report of the Company, and (iii) such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

3.12              Termination of the Company’s Obligations.

Notwithstanding the foregoing, the Company shall have no obligations pursuant to Sections 3.5, 3.6 or 3.7 with respect to any Registrable Securities proposed to be sold by a Holder in a registered public offering (i) five (5) years after the consummation of a Qualified IPO, or (ii), if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold under Rule 144 in one three month period without exceeding the volume limitations thereunder.  For the avoidance of doubt, Sections 3.5 to 3.17 shall survive and remain in full force and effect notwithstanding the consummation by the Company of an IPO.

3.13              No Registration Rights to Third Parties.

Without the prior written consent of the Holders of more than seventy percent (70%) of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person any registration rights of any kind (whether similar to the demand, “piggyback” or Form S-3/F-3 registration rights described in this Section 3, or otherwise) relating to any shares or other securities of the Company, other than rights that are subordinate to the rights of the Holders hereunder.

3.14              “Market Stand-Off” Agreement.

Each Member hereby agrees that, if and to the extent requested by the lead underwriter of securities of the Company in connection with a registration relating to a specific proposed public offering (other than a registration on Form S-8 or a related or successor form relating solely to an employee benefit plan or a registration on Form S-4 or a related or successor form relating solely to a transaction under Rule 145), such Member will, subject to the following conditions, enter into a lock-up or standoff agreement in customary form (subject to the following conditions) under which such Member agrees not to sell or otherwise transfer or dispose of any Registrable Securities or other shares of the Company owned by such Member as of the date of such registration for up to one hundred eighty (180) days following the effective date of the related registration statement.  The obligations of each Member under this Section 3.14 are subject to the following conditions:  (i) the lockup or standoff agreement applies only to the first registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering, but not to Registrable Securities actually sold pursuant to such registration statement; (ii) such Member is reasonably satisfied that all directors, officers, and holders of 1% or more of any class of securities of the Company are bound by substantially identical restrictions; (iii) the lockup or standoff agreement provides that if any securities of the Company are to be excluded or released in whole or part from such restrictions, the underwriter shall so notify each Member and each Member shall be excluded or released, in proportionate amounts to the extent of the exclusion or release with respect to any other holder of Company’s securities, including director, officer, or holder of 1% or more of any class of securities of the Company subject to such restrictions; and (iv) the lockup or standoff agreement by its terms permits transfers of Registrable Securities by any Member to any Affiliate of such Member during the restricted period, provided that such Affiliate executes a lock-up or standoff agreement substantively identical to that signed by the transferring Member.  The Company may impose a stop-transfer instruction with respect to Registrable Securities subject to any such lockup or standoff agreement but shall remove such instruction immediately upon expiration of the underlying restrictions.

3.15              Public Offering Rights (Non-U.S. Offerings).

If shares of the Company are offered in an underwritten public offering (whether or not a Qualified IPO) outside the United States for the account of any Key Founder or other shareholders, each Holder shall have the right to include a pro-rata number of shares (based on the number of shares (on an as-converted basis) then held by such holder and all other shareholders of the Company selling in the offering) in the offering on terms and conditions no less favorable to the Holders than to any other selling shareholder.

3.16              Re-Sale Rights.

The Company shall use its best efforts to assist each Holder in the sale or disposition of its Registrable Securities after an IPO, including the prompt delivery of applicable instruction letters by the Company and legal opinions from the Company’s counsels in forms reasonably satisfactory to the Holder’s counsel.  In the event the Company has depositary receipts listed or traded on any stock exchange or inter-dealer quotation system, the Company shall pay all costs and fees related to such depositary facility, including conversion fees and maintenance fees for Registrable Securities held by the Holders.

3.17              Transfer of Registration Rights.

The rights to cause the Company to register securities granted to a Holder under Sections 3.5, 3.6 and 3.7 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by the Holder; provided that: (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) the Company is given prompt notice of the transfer, (c) such assignee or transferee agrees to be bound by the terms of this Agreement by executing and delivering a Deed of Adherence (in the same form and substance as set out in Schedule 1 hereto), (d) such assignee or transferee is not a competitor of the Company, and (e) such assignee or transferee is (i) any partner or retired partner of any Holder which is a partnership (or any member or retired member of any Holder which is a limited liability company), (ii) any Affiliate or affiliated fund (United States based or non-United States based) of any Holder, (iii) any family member or trust for the benefit of any individual Holder, or (iv) any transferee of at least five percent (5%) of the Registrable Securities originally issued to the Holder (as adjusted for Recapitalization).

4.                  Pre-emptive Right.

4.1                     Pre-emptive Right.

Subject to the terms and conditions specified in this Section 4.1, the Company hereby grants to each Preferred Shareholder a pre-emptive right to subscribe for its Pro Rata Share (as hereinafter defined) (in whole or in part) with respect to future issuances by the Company of New Securities (as hereinafter defined).  For the purpose of this Section 4.1, a Preferred Shareholder’s “Pro Rata Share” shall mean that number of New Securities (as defined below) that equals the total number of such New Securities to be issued by the Company, multiplied by a fraction, the numerator of which is (i) the number of Ordinary Shares (assuming conversion of all securities that are outstanding that are convertible into Ordinary Shares) held by such Preferred Shareholder and the denominator of which is (ii) the total number of Ordinary Shares (assuming conversion of all securities that are outstanding that are convertible into Ordinary Shares) of the Company, outstanding immediately prior to the issuance of New Securities giving rise to the pre-emptive right.

Subject to Section 4.1(d), each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its shares (“New Securities”), the Company shall first make an offering of such New Securities to each Preferred Shareholder in accordance with the following provisions:

(a)               The Company shall deliver a written notice (“Notice”) pursuant to Section 7.7 hereof to each of the Preferred Shareholders stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and a summary of the terms, if any, upon which it proposes to offer such New Securities.

(b)               (i)                                     By written notification received by the Company within fifteen (15) Business Days after delivery of the Notice (the “Refusal Period”), each Preferred Shareholder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to its Pro Rata Share of such New Securities.

(ii)                                  In the event that any Preferred Shareholder elects not to purchase its full Pro Rata Share of the New Securities available to it pursuant to Section 4.1(b)(i) above within the Refusal Period, then the Company shall promptly give written notice (the “Overallotment Notice”) to each of the Preferred Shareholders that has elected to purchase its full Pro Rata Share (the “Fully Participating Preferred Shareholders”), which notice shall set forth the number of New Securities not purchased by the other Preferred Shareholders (such shares, the “Overallotment New Securities”), and shall offer the Fully Participating Preferred Shareholders the right to purchase its Pro Rata Share of the Overallotment New Securities.  By written notification received by the Company within five (5) Business Days after delivery of the Overallotment Notice, each

Fully Participating Preferred Shareholder may elect to purchase or obtain at the price and terms specified in the Notice, up to its Pro Rata Share of the Overallotment New Securities.  For the purpose of this Section 4.1(b)(ii), each Fully Participating Preferred Shareholder’s Pro Rata Share shall be the number of Overallotment New Securities multiplied by a fraction, the numerator of which shall be the number of Ordinary Shares (assuming conversion of all securities that are outstanding that are convertible into Ordinary Shares) held by such Fully Participating Preferred Shareholder on the date of the Notice and the denominator of which shall be the total number of Ordinary Shares (assuming conversion of all securities that are outstanding that are convertible into Ordinary Shares) held by all Fully Participating Preferred Shareholders on the date of the Notice.

(c)                In the event that not all New Securities specified in the Notice are acquired by the Preferred Shareholders pursuant to Section 4.1(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 4.1(b) hereof, offer the remaining unsubscribed portion of such New Securities to any Person(s) approved by holders representing at least eighty-five percent (85%) of the Existing Preferred Shares (voting together as a separate class) and holders representing at least seventy-five percent (75%) of the Series C Shares, at a price not less than, and upon terms no more favorable than those specified in the Notice to such Person(s).  If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Preferred Shareholders in accordance herewith.

(d)              Notwithstanding the foregoing, New Securities does not include the Ordinary Shares, Options or other Convertible Securities issued or issuable (or deemed to be issued or issuable pursuant to Article 26 of the Articles):

(i)                                     upon conversion of Preferred Shares;

(ii)                                  in the aggregate up to 29,240,000 Ordinary Shares upon exercise or conversion of Options or Convertible Securities issued from time to time, as approved by the Board, to employees, officers, directors or consultants of the Group

Companies pursuant to option plans, restricted stock plans or other arrangements, each such plan, arrangement or issuance (as applicable) having been approved pursuant to Article 81 of the Articles;

(iii)                               as a dividend or distribution on Preferred Shares;

(iv)                              pursuant to Recapitalization subject to Article 29 of the Articles;

(v)                                 pursuant to any acquisition of the Company or of another entity by the Company by merger, purchase of substantially all of the assets, reorganization or similar transaction, approved by the Board, including all the Preferred Share Directors;

(vi)                              pursuant to transactions with financial institutions or lessors in connection with loans, credit arrangements, equipment financings or similar transactions approved by the Board, including all the Preferred Share Directors;

(vii)                           in a registered public offering under the Securities Act or pursuant to the securities laws applicable to an offering of securities in another jurisdiction pursuant to which such securities will be listed on an internationally recognized securities exchange which has been approved by the Board, including all the Preferred Share Directors; and

(viii)                        pursuant to other transactions expressly excluded from the definition of “New Securities” by approval of at least seventy-five percent (75%) of the then outstanding Preferred Shares, voting as a separate class on an as-converted basis.

The pre-emptive right is not assignable except to an Affiliate of such Preferred Shareholder.

4.2                     Termination of Right.

The pre-emptive right granted under Section 4.1 shall expire immediately prior to the first to occur of the following: (i) the closing of the Qualified IPO, and (ii) the effectiveness of a Sale Transaction.

5.              Representations and Warranties, Covenants and Other Agreements of the Key Founders.

5.1                     Full Time Commitment of the Key Founders.

Each Key Founder warrants, undertakes and covenants to the Preferred Shareholders that, for such time as such Key Founder continues to provide services to any of the Group Companies, he/it shall commit all of his/its efforts to furthering the business of the Group Companies and shall not, either on his/its own account or through any of his/its Affiliates, or in conjunction with or on behalf of any other Person, carry on or be engaged, concerned or interested directly or indirectly whether as shareholder, director, employee, partner, agent or otherwise carry on any business other than the business of the Group Companies.

5.2                     Non-Competition.

(a)               Each Key Founder undertakes to each of the Preferred Shareholders that for a period of twenty-four (24) months after he/it ceases to be employed by any Group Company, or such Key Founder ceases to hold any equity interest in any Group Company he/it will not, without the prior written consent of all Preferred Shareholders:

(i)                                   in the territory of the PRC, Macau, Taiwan and Hong Kong (the “Territory”) either on his/its own account or through any of his/its Affiliates, or in conjunction with or on behalf of any other Person, carry on or be engaged, concerned or interested, directly or indirectly, whether as shareholder, director, employee, partner, agent or otherwise carry on any business in competition with the business of any of the Group Companies;

(ii)                                  either on his/its own account or through any of his/its Affiliates or in conjunction with or on behalf of any other Person solicit or entice away or attempt to solicit or entice away from any of the Group Companies, any Person who is or shall at any time within twenty-four (24) months prior to such cessation have been a customer, client, representative, agent or correspondent of such Group Company or in the habit of dealing with such Group Company;

(iii)                               either on his/its own account or through any of his/its Affiliates or in conjunction with or on behalf of any other Person, employ or engage from any Group Company any Person who is or shall have been at the date of or within twelve (12) months prior to such cessation of employment an officer, manager, consultant or employee of any such of the Group Companies whether or not such Person would commit a breach of contract by reason of leaving such employment;

(iv)                              either on his/its own account or through any of his/its Affiliates or in conjunction with or on behalf of any other Person, solicit or entice away, or attempt to employ or engage, solicit or entice away from any Group Company any Person who is or shall have been at the date of or within twelve (12) months prior to such cessation of employment an officer, manager, consultant or employee of any such of the Group Companies whether or not such Person would commit a breach of contract by reason of leaving such employment; and

(v)                                 either he/it or any of his/its Affiliates will at any time hereafter, in relation to any trade, business or company use a name or any other words hereafter used by any of the Group Companies in its name or in the name of any of its products, services or their derivative terms, or the Chinese or English equivalent or any similar word in such a way as to be capable of or likely to be confused with the name of any Group Company or the product or services or any other products or services of any Group Company, and shall use all reasonable endeavors to procure that no such name shall be used by any of his Affiliates or otherwise by any Person with which he is connected.

(b)               Each and every obligation under Section 5.2(a) shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part, such part or parts which are unenforceable shall be deleted from such section and any such deletion shall not affect the enforceability of the remainder parts of such section.

(c)                The parties agree that in light of the circumstances, the restrictive covenants contained in Section 5.2(a) are reasonable and necessary for the protection of the Group Companies and the Preferred Shareholders, and further agree that having regard to those circumstances the said covenants and are not excessive or unduly onerous upon the Key Founders.  However, it is recognized that restrictions of the nature in question may fail for technical reasons currently unforeseen and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable, in light of the circumstances, for the protection of the Group Companies or the Preferred Shareholders, but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope, the said restriction shall apply with such modification as may be necessary to make it valid and effective.

5.3                     IPO.

(a)         The parties to this Agreement agree that:

(i)                                     In the event of any IPO, the priority of such IPO shall be to raise new funds for the Company’s capital expenditure and working capital, and such priority shall always take precedence over any Member’s desire to exit its investment in the Company; and

(ii)                                  the Company shall not initiate the formal preparation of any IPO prior to January 1, 2015.

Subject to this Section 5.3(a), the Company shall consider undertaking an IPO at an appropriate time subject to the Company achieving a critical size in terms of revenue, EBITDA and visibility of free cash.

(b)         Without prejudice to any Member’s rights and interests hereunder or under any agreement to which such Member is a party, the parties hereto (other than the Company) agree to use their respective commercially reasonable efforts to cooperate with the Company to work towards achieving a Qualified IPO after January 1, 2015.

(c)          The Company shall, and the Key Founders shall procure that the Company will, consult with the Preferred Shareholders on the pricing of the Qualified IPO and allow the Preferred Shareholders a reasonable opportunity to attend and participate in all meetings and discussions with the underwriter(s) and other advisers at which pricing of the Qualified IPO is to be discussed or determined.

6.                  Confidentiality and Announcements.

6.1                    Disclosure of Terms.

Each party hereto acknowledges that the terms and conditions (collectively, the “Terms”) of this Agreement, the other Transaction Agreements, and all exhibits, restatements and amendments hereto and thereto, shall be considered as confidential information and shall not be disclosed by it to any third party except in accordance with the provisions set forth below.  Each Preferred Shareholder agrees with the Company that such Preferred Shareholder will keep confidential and will not disclose or divulge, any written information that is clearly and conspicuously identified as “Confidential” which such Preferred Shareholder obtains from the Company, pursuant to financial statements, reports, presentations, correspondence, and any other materials provided by the Company to, or written communications between the Company and such Preferred Shareholder, or pursuant to information rights granted under this Agreement or any other related documents, unless the information is known, or until the information becomes known, to the public through no fault of such Preferred Shareholder, or unless the Company gives its written consent to such Preferred Shareholder’s release of the information.

6.2                     Press Releases.

Within sixty (60) days after Closing, the Company may issue a press release disclosing that the Preferred Shareholders have invested in the Company provided that (a) the release does not disclose any of the Terms, (b) the press release does not disclose the amount or other specific terms of the investment, and (c) the final form of the press release is approved in advance in writing by each Preferred Shareholder mentioned therein.  Preferred Shareholders’ names and the fact that Preferred Shareholders are shareholders in the Company can be included in a reusable press release boilerplate statement, so long as each Preferred Shareholder has given the Company its initial approval of such boilerplate statement and the boilerplate statement is reproduced in exactly the form in which it was approved.  No other announcement regarding any Preferred Shareholder in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without such Preferred Shareholder’s prior written consent, which consent may be withheld at such Preferred Shareholder’s sole discretion.

6.3                     Permitted Disclosures.

Notwithstanding anything in the foregoing to the contrary:

(a)               The Company may disclose any of the Terms to its current or bona fide prospective investors, directors, officers, employees, shareholders, investment bankers, lenders, accountants, auditors, insurers, business or financial advisors, and attorneys, in each case only if such Persons are under appropriate nondisclosure obligations imposed by professional ethics, law or otherwise;

(b)               Each Preferred Shareholder may, without disclosing the identities of the other Preferred Shareholders or the Terms of their respective investments in the Company without their consent, disclose such Preferred Shareholder’s investment in the Company to third parties or to the public at its sole discretion and, if it does so, the other parties shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement by such Preferred Shareholder;

(c)                Each party shall have the right to disclose:

(i)                                       any information to such party’s and/or its Affiliate’s legal counsel, auditor, insurer, accountant, consultant, rating agency, or to an officer, director, general partner, limited partner, its shareholder, investment counsel or advisor, or employee of such party and/or its Affiliate (the “Permitted Disclosees”); provided, however, that any counsel, auditor, insurer, accountant, consultant, rating agency, officer, director, general partner, limited partner, shareholder, investment counsel or advisor, or employee shall only be disclosed with such information on a need-to-know basis and shall be advised of the confidential nature of the information and are under appropriate non-disclosure obligation imposed by professional ethics, law or otherwise; provided further that, notwithstanding the foregoing, any disclosure of information to a limited partner, shareholder or any other Permitted Disclosee that is a competitor of the Company shall require the prior written consent of the Company;

(ii)                                    any information as required by law, government authorities, exchanges and/or regulatory bodies, including by the Securities and Futures Commission of the Hong Kong Special Administrative Region, the China Securities and Regulatory Commission of the PRC or the Securities and Exchange Commission of the United States (or equivalent for other venues);

(iii)                                 any information to bona fide prospective purchasers/investors of any share, security or other interests in the Company, provided that (i) the Company has been informed of such disclosure and (ii) the prospective purchaser/investor has agreed to keep Company information confidential, and/or

(iv)                                any information contained in press releases or public announcements of the Company pursuant to Section 6.2 above.

(d)               The confidentiality obligations set out in this Section 6 do not apply to:

(i)                                       information which was in the public domain or otherwise known to the relevant party before it was furnished to it by another party hereto or, after it was furnished to that party, entered the public domain otherwise than as a result of (i) a breach by that party of this Section 6, or (ii) a breach of a confidentiality obligation by the discloser, where the breach was known to that party;

(ii)                                    information the disclosure of which is necessary in order to comply with any applicable law, governmental rule or regulation, the order of any court, tribunal or regulatory authority or pursuant to other legal process, the requirements of a stock exchange or to obtain tax or other clearances or consents from any relevant authority; or

(ii)                                    information disclosed by any director of the Company to its appointer or any of its Affiliates or otherwise in accordance with the foregoing provisions of this Section 6.3.

6.4                     Legally Compelled Disclosure.

In the event that any party is requested or becomes legally compelled (including without limitation pursuant to any securities laws and regulations) to disclose the existence of this Agreement, any other Transaction Agreement or any Terms in contravention of the provisions of this Section 6, such party (the “Disclosing Party”) shall provide the other parties (the “Non-Disclosing Parties”) with a prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy.  In such event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent as reasonably requested by any Non-Disclosing Party.

6.5                     Other Nondisclosure Agreements.

Notwithstanding the provisions set forth below in Section 7.6 hereof, the provisions of this Section 6 shall be in addition to, and not in substitution for, the provisions of the separate nondisclosure agreements if any executed by the Company with any Preferred Shareholder with respect to the transactions contemplated herein.  The provisions of this Sections 6.1 to 6.4 shall terminate with respect to a Preferred Shareholder on the earlier of (a) the termination of this Agreement and (b) the date such Preferred Shareholder ceases to hold any Preferred Shares.

6.6                     Use of Names or Logos.

(a)               Use of “SBCVC” Name or Logo.  Without the prior written consent of SBCVC and whether or not SBCVC is then a shareholder of the Company, no other party hereto shall use, publish or reproduce the name “SBCVC” or any similar name, trademark or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

(b)               Use of “Seabright”, “Forebright” or “China Everbright” Name or Logo.  Without the prior written consent of Everbright, and whether or not Everbright is then a shareholder of the Company, no other party hereto shall use, publish or reproduce the name “Seabright”, “Forebright” or “China Everbright” or any similar name, trademark or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

(c)                Use of “STT”, “STTC”, “STT Communications”, “ST Telemedia”, “Singapore Technologies Telemedia”, “GDC” or “APDC” Name or Logo.  Without the prior written consent of the Series C Shareholder (for so long as it is controlled by STTC), and whether or not the Series C Shareholder is then a shareholder of the Company, no other party hereto shall, for any marketing, advertising or promotional purposes, use, publish or reproduce the name “STT”, “STTC”, “STT Communications”, “ST Telemedia”, “Singapore Technologies Telemedia”, “GDC” or “APDC” or any similar name, trademark or logo in any of their marketing, advertising or promotion materials or any other trade name or logo to be used for STTC’s data center related businesses or operations as may be notified by the Series C Shareholder to the Company from time to time.

7.                  Miscellaneous.

7.1                     Term and Termination.

This Agreement shall become effective on the date of Closing. Section 2 shall terminate in accordance with Section 2.17; the registration rights granted pursuant to Sections 3.5, 3.6 and 3.7 shall terminate in accordance with Section 3.12; and Section 4 shall terminate in accordance with Section 4.2.

7.2                     Waivers and Amendments.

Neither this Agreement nor any term hereof, may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended and the observance of such terms may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) (i) the written consent of the Company, (ii) the holders of at least eighty-five percent (85%) of the then outstanding Existing Preferred Shares (voting together as a separate class) and (iii) the holders of at least seventy-five percent (75%) of the then outstanding Series C Shares; provided, however, that no such amendment or waiver shall extend to or affect any obligation not expressly waived or impair any right consequent therein.  Any party may waive any of its rights or the obligations of the Company hereunder without obtaining the consent of any other parties of this Agreement.  However, any amendments or waivers to rights of, or benefits to, SBCVC under this Agreement shall not be made without prior consent of SBCVC, and any amendments or waivers to rights of, or benefits to, the Series C Shareholder under this Agreement shall not be made without prior consent of the Series C Shareholder.  No consent shall be required from any Shareholder hereunder for a permitted transferee of any Equity Securities hereunder to sign a counterpart signature page to this Agreement; provided that such permitted transferee of any Equity Securities shall duly execute a Deed of Adherence (in the same form and substance as set out in Schedule 1 hereto) confirming to the other Members that it shall be bound by this Agreement as a Member.

7.3                     Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong without regard to principles of conflicts of laws.  Each of the parties hereto irrevocably agrees that any Dispute, shall be referred to and finally resolved by binding arbitration administered by the HKIAC in accordance with the Rules in force when the notice of arbitration is submitted in accordance with these Rules, which Rules are deemed to be incorporated by reference into this section and as may be amended by the rest of this section. The arbitration tribunal shall consist of three (3) arbitrators (the “Tribunal”).  The parties agree that the three arbitrators can be selected from outside the HKIAC’s panel(s) of arbitrators. The claimant and the respondent shall each designate one (1) arbitrator in accordance with the Rules. The HKIAC shall appoint the third and presiding arbitrator, who shall be qualified to practice Law in Hong Kong. The seat of the arbitration shall be Hong Kong.  The language of the arbitration proceedings shall be English. Any award of the Tribunal shall be made in writing and shall be final, conclusive and binding on the parties to the arbitration from the day it is made.

7.4                     Other Remedies; Specific Performance.

Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

7.5                     Successors and Assigns.

Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators.  No party hereto may delegate, assign or otherwise transfer any of its rights or obligations under this Agreement except in connection with the permitted transfer of securities in accordance with the terms hereof or as provided in Section 2.1(c) hereof.  Additionally, neither the Company nor any of the Group Companies may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of all the Preferred Shareholders.

7.6                     Entire Agreement.

This Agreement and the documents referred to herein constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and supersede any and all other prior written or oral agreements relating to the subject matter hereof existing between the parties hereto.

7.7                     Notices.

All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile or mailed by electronic, registered or certified mail or by overnight courier or otherwise delivered by hand or by messenger, addressed: (i) if to an Existing Preferred Shareholder, at the Preferred Shareholder’s address, as shown on Exhibit A, Exhibit A-1, Exhibit A-2, Exhibit A-3 hereto, or at such other address as the Existing Preferred Shareholder shall have furnished to the Company in writing, (ii) if to the Series C Shareholder, at the Series C Shareholder’s address, as shown on Exhibit A-4 hereto, (iii) if to a Key Founder, at the address as shown on Exhibit B hereto, or at such other address as the Key Founder shall have furnished to the Company in writing, (iv) if to one of the Other Shareholders, at the address as shown on Exhibit C hereto, or at such other address as the Key Founder shall have furnished to the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such shares who has so furnished an address to the Company, or (v) if to any of the Group Companies, at the address set forth on the respective signature pages attached hereto (attention: CEO), or at such other address as such Group Company shall have furnished to the Preferred Shareholders.

Where a notice is sent by mail, service of the notice shall be deemed to be effected by properly addressing, pre-paying and mailing a letter containing the notice, and to have been effected at the expiration of five (5) Business Days after the letter containing the same is mailed as aforesaid.

Where a notice is sent by overnight courier, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through an internationally recognized express courier service, delivery fees pre-paid, and to have been effected three (3) Business Days following the day the same is sent as aforesaid.  Notwithstanding anything to the contrary in this Agreement, notice sent to the Series C Shareholder (and its permitted assigns) shall only be delivered by internationally recognized express courier service pursuant to this paragraph.

Where a notice is delivered by facsimile, electronic mail, by hand or by messenger, service of the notice shall be deemed to be effected upon delivery or successful transmission record being generated by the sender’s machine.

7.8                     Severability.

If any provision of this Agreement shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.9                     Titles and Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

7.10              Counterparts; Facsimiles.

This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen.  Such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

7.11              Delays or Omissions.

It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Preferred Shareholder, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character by any Preferred Shareholder of any breach or default under this Agreement, or any waiver by any Preferred Shareholder of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Preferred Shareholder, shall be cumulative and not alternative.

7.12              Share Splits.

All references to the number of shares in this Agreement shall be appropriately adjusted to reflect any Recapitalization, which may be made by the Company after Closing.

7.13              Aggregation of Stock.

All shares of the Company held or acquired by affiliated Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

7.14              Several Liabilities of the Preferred Shareholders.

Each Preferred Shareholder shall be severally (and not jointly and severally or jointly with any other Person) liable for its own obligations under this Agreement.

7.15              Further Understanding and Agreement

It is understood and agreed by all parties to this Agreement that the Share Swap Agreement dated on June 12, 2014, entered into by the Company, EDC Holding Limited, Brilliant Wise Holdings Limited, and certain other entities, and the shares issued pursuant to such agreement and relevant resolutions are made for an inter-group restructuring purpose, and will not trigger the adjustment of the Conversion Price.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“THE COMPANY”
GDS HOLDINGS LIMITED

By:	/s/ 黄伟

Print Name of Authorized Signatory:	William Wei Huang (黄伟)
Title of Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“PREFERRED SHAREHOLDERS”
STT GDC PTE. LTD.

By:	/s/ Bruno Lopez

Print Name of Authorized Signatory:	Bruno Lopez
Title of Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“PREFERRED SHAREHOLDERS”
SBCVC COMPANY LIMITED

By:	/s/ Ping Hua

Print Name of Authorized Signatory:	Ping Hua
Title of Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“PREFERRED SHAREHOLDERS”
SBCVC FUND II, L.P.

By:	/s/ Ping Hua

Print Name of Authorized Signatory:	Ping Hua
Title of Authorized Signatory:	Managing Partner

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“PREFERRED SHAREHOLDERS”
SBCVC VENTURE CAPITAL
(软库博辰创业投资企业)

By:	/s/ Ping Hua

Print Name of Authorized Signatory:	Ping Hua
Title of Authorized Signatory:	Member of the Joint
Management Committee

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“PREFERRED SHAREHOLDERS”
SBCVC FUND II-ANNEX, L.P.

By:	/s/ Ping Hua

Print Name of Authorized Signatory:	Ping Hua
Title of Authorized Signatory:	Managing Partner

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“PREFERRED SHAREHOLDERS”
SBCVC FUND III L.P.

By:	/s/ Ping Hua

Print Name of Authorized Signatory:	Ping Hua
Title of Authorized Signatory:	Managing Partner

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“PREFERRED SHAREHOLDERS”
SEABRIGHT SOF (I) PAPER LIMITED

By:	/s/ Tang Chi Chun

Print Name of Authorized Signatory:	Tang Chi Chun
Title of Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“PREFERRED SHAREHOLDERS” FOREBRIGHT MANAGEMENT LIMITED

By:	/s/ HE Ling

Print Name of
Authorized Signatory:	HE Ling
Title of
Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“PREFERRED SHAREHOLDERS” MAXPOINT DEVELOPMENT LIMITED

By:	/s/ Changgen Wu

Print Name of
Authorized Signatory:	Changgen Wu
Title of
Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“KEY FOUNDERS” SBGD INVESTMENT LIMITED

By:	/s/ Luo Zhi Ping

Print Name of
Authorized Signatory:	Luo Zhi Ping
Title of
Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“KEY FOUNDERS” EDC GROUP LIMITED

By:	/s/ 黄伟

Print Name of
Authorized Signatory:	William Wei Huang (黄伟)
Title of
Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“KEY FOUNDERS” GDS ENTERPRISES LIMITED

By:	/s/

Print Name of
Authorized Signatory:	William Wei Huang ()
Title of
Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“KEY FOUNDERS” OFIRA CAPITAL LIMITED

By:	/s/ Daniel Antony Newman

Print Name of
Authorized Signatory:	Daniel Antony NEWMAN
Title of
Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“KEY FOUNDERS” EXCEL PRAYER LIMITED

By:	/s/ Shi Lan

Print Name of
Authorized Signatory:	Shi Lan
Title of
Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“KEY FOUNDERS” SOLUTION LEISURE INVESTMENT LTD.

By:	/s/ 黄伟

Print Name of
Authorized Signatory:	William Wei Huang (黄伟)
Title of
Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“KEY FOUNDERS” GLOBAL DATA SOLUTIONS LIMITED

By:	/s/ 黄伟

Print Name of
Authorized Signatory:	William Wei Huang (黄伟)
Title of
Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“KEY FOUNDERS” WILLIAM WEI HUANG (黄伟)

By:	/s/ 黄伟

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“OTHER SHAREHOLDERS” BEST MILLION GROUP LIMITED

By:	/s/ Yang Juan

Print Name of
Authorized Signatory:	Yang Juan
Title of
Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“OTHER SHAREHOLDERS” FORTUNE MILLION INTERNATIONAL CORPORATION

By:	/s/ Lu Ronghan

Print Name of
Authorized Signatory:	Lu Ronghan
Title of
Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“OTHER SHAREHOLDERS” LINMAX ASIA LIMITED

By:	/s/ Lim Ah Doo

Print Name of
Authorized Signatory:	Lim Ah Doo
Title of
Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED MEMBERS AGREEMENT

EXHIBIT A

SERIES A SHAREHOLDERS

Name and Address of Series A Shareholder

SBCVC Fund II, L.P.
(a partnership with limited liability registered and existing under the laws of the Cayman Islands with registered number CT-17141)

Cricket Square, Hutchins Drive
P.O.Box 2681
Grand Cayman KYI-1111
Cayman Islands
Attn: Peter Hua
Fax: (8621) 5240-0700
Email: peterhua@sbcvc.com

Seabright SOF(I) Paper Limited
(a company incorporated and existing under the laws of the British Virgin Islands with registered number 1030636)

40/F., Far East Finance Centre
6 Harcourt Road
Hong Kong
Attn: Ip Kun Wan, Kiril
Fax: +852 2520 5125
Email: kiril.ip@forebrightcapital.com

Maxpoint Development Limited
(a company incorporated and existing under the laws of British Virgin Islands, with registered number: 1061834)

40th Floor Bank of China Tower 1 Garden Road
Hong Kong
Attn: CG.Wu
Fax: 852 2103 0808
Email: changgen.wu@morganstanley.com

Name and Address of Series A Shareholder

Forebright Management Limited
(a company incorporated and existing under the laws of the British Virgin Islands with registered number 1019522)

Suite 3720, Jardine House, 1 Connaught Place,
Central, Hong Kong
Attn: Ip Kun Wan, Kiril
Fax: +852 2520 5125
Email: kiril.ip@forebrightcapital.com

EXHIBIT A-1

SERIES B SHAREHOLDERS

Name and Address of Series B Shareholder

SBCVC Fund II-Annex, L.P.

(a partnership with limited liability registered and existing under the laws of the Cayman Islands with registered number CT-23170)

Codan Trust Company (Cayman) Limited
Cricket Square, Hutchins Drive
P.O.Box 2681
Grand Cayman KYI-1111

Cayman Islands

Attn: Peter Hua

Fax: (8621) 5240-0700

Email: peterhua@sbcvc.com

EXHIBIT A-2

SERIES A* SHAREHOLDERS

Name and Address of Series A* Shareholder

SBCVC Company Limited

(a company incorporated and existing under the laws of Hong Kong with registered number 1144947)

Unit 12

19th Floor, Tower B, Southmark

11 Yip Hing Street, Wong Chuk Hang

Hong Kong

Attn:       Ping Hua
Fax:        (8621) 5240-0366
Email:    peterhua@sbcvc.com

EXHIBIT A-3

SERIES B1 SHAREHOLDERS

Name and Address of Series B1 Shareholder

SBCVC Company Limited

(a company incorporated and existing under the laws of Hong Kong with registered number 1144947)

Unit 12, 19th Floor, Tower B, Southmark, 11 Yip Hing Street, Wong Chuk Hang, Hong Kong

Attn:       Peter Hua

Fax:        (8621) 5240-0366

Email:    peterhua@sbcvc.com

SBCVC Venture Capital (软库博辰创业投资企业)

(a co-operative joint venture enterprise incorporated and existing under the laws of PRC with registered number 320594500004043)

15A-C, Hua Min Empire Plaza
728 Yan An Road (West)
Shanghai, 200050

China

Attn:       Peter Hua

Fax:        (8621) 5240-0366

Email:    peterhua@sbcvc.com

EXHIBIT A-3

SERIES B2 SHAREHOLDERS

Name and Address of Series B2 Shareholder

SBCVC Company Limited

(a company incorporated and existing under the laws of Hong Kong with registered number 1144947)

Unit 12, 19th Floor, Tower B, Southmark, 11 Yip Hing Street, Wong Chuk Hang, Hong Kong

Attn:       Peter Hua

Fax:        (8621) 5240-0366

Email:    peterhua@sbcvc.com

EXHIBIT A-3

SERIES B4 SHAREHOLDER

Name and Address of Series B4 Shareholder

SBCVC Fund III L.P.

(a partnership with limited liability registered and existing under the laws of the Cayman Islands with registered number CT-24546)

Cricket Square, Hutchins Drive
P.O.Box 2681
Grand Cayman KYI-1111
CAYMAN ISLANDS

Attn:       Peter Hua

Fax:        (8621) 5240-0366

Email:    peterhua@sbcvc.com

EXHIBIT A-3

SERIES B5 SHAREHOLDER

Name and Address of Series B5 Shareholder

SBCVC Fund III L.P.

(a partnership with limited liability registered and existing under the laws of the Cayman Islands with registered number CT-24546)

Cricket Square, Hutchins Drive
P.O.Box 2681
Grand Cayman KYI-1111
CAYMAN ISLANDS

Attn:       Peter Hua

Fax:        (8621) 5240-0366

Email:    peterhua@sbcvc.com

EXHIBIT A-4

SERIES C SHAREHOLDER

Name and Address of the Series C Shareholder

STT GDC Pte. Ltd.

(a company incorporated and existing under the laws of the Republic of Singapore with registered number 201228542D)

1 Temasek Avenue

#33-01 Millenia Tower

Singapore 039192

Attn: Company Secretary

Fax: +65 6720 7220

EXHIBIT B

KEY FOUNDERS

Name and Address of Key Founders

Excel Prayer Limited

(a company incorporated and existing under the laws of the British Virgin Islands with registered number 555554)

Room 304

Chang Feng Er Cun 110#

Jin Sha Jiang Road

Shanghai 200062 P.R.China

Global Data Solutions Limited

(a company incorporated and existing under the laws of the Cayman Islands with registered number CT 128826)

Cricket Square, Hutchins Drive

P.O.Box 2681

Grand Cayman KY1-1111

Cayman Islands

SBGD Investment Limited

(a company incorporated and existing under the laws of the British Virgin Islands with registered number 1628587)

OMC Chambers, Wickhams Cay 1,

Road Town, Tortola,

British Virgin Islands

EDC Group Limited

(a company incorporated and existing under the laws of the British Virgin Islands with registered number 1628788)

OMC Chambers, Wickhams Cay 1,

Road Town, Tortola,

British Virgin Islands

Name and Address of Key Founders

GDS Enterprises Limited

(a company incorporated and existing under the laws of the British Virgin Islands with registered number 1628589)

OMC Chambers, Wickhams Cay 1,

Road Town, Tortola,

British Virgin Islands

OFIRA CAPITAL LIMITED

(a company incorporated and existing under the laws of the British Virgin Islands with registered number 1567746)

263 Main Street,

Road Town, Tortola,

British Virgin Islands

Solution Leisure Investment Ltd.

(a company incorporated and existing under the laws of the British Virgin Islands with registered number 551497)

2/F, Tower 2, Youyou Century Place, 428 South Yanggao Road,

Pudong, Shanghai 200127, P.R.C.

Attn:       William Wei Huang (黄伟)

Fax:        86-21-20330202

Email:    huangwei@gds-services.com

William Wei Huang (黄伟)

2/F, Tower 2, Youyou Century Place, 428 South Yanggao Road,

Pudong, Shanghai 200127, P.R.C.

Attn:       William Wei Huang (黄伟)

Fax:        86-21-20330202

Email:    huangwei@gds-services.com

EXHIBIT C

OTHER SHAREHOLDERS

Name and Address of Other Shareholders

Best Million Group Limited

(a company incorporated and existing under the laws of the British Virgin Islands with registered number 1634472)

2/F, Tower 2, Youyou Century Place, 428 South Yanggao Road,

Pudong, Shanghai 200127, P.R.C.

Attn:       William Wei Huang (黄伟)

Fax:        86-21-20330202

Email:    huangwei@gds-services.com

Fortune Million International Corporation

(a company incorporated and existing under the laws of the British Virgin Islands with registered number 1910205)

OMC Chambers, Wickham Cay 1, Road Town, Tortola, British Virgin Islands

Attn: Lu Ronghan

Email: crescent.lu@fosmail.com

Linmax Asia Limited

(a company incorporated and existing under the laws of the British Virgin Islands with registered number 1903042)

Portcullis TrustNet Chambers,

4th Floor, Ellen Skelton Building,

3076 Sir Francis Drake Highway, Road Town,

Tortola, British Virgin Islands

Attn: Lim Ah Doo

Email: adlim311@gmail.com

EXHIBIT D

SCHEDULE OF GROUP COMPANIES

The Company

(1)        GDS Holdings Limited

The Subsidiaries (including the VIE Entities)

(2)        EDC Holding Limited

(3)        Further Success Limited

(4)        EDC China Holdings Limited

(5)        EDE I (HK) Limited

(6)        EDE II (HK) Limited

(7)        EDE III (HK) Limited

(8)        EDB (HK) Limited

(9)        EDB II (HK) Limited

(10)      FEP (HK) Limited

(11)      EDCQ (HK) Limited

(12)      EDH (HK) Limited

(13)      EDS (HK) Limited

(14)      Megaport International Limited

(15)      GDS (Hong Kong) Limited

(16)      EDCD (HK) Limited

(17)      EDKS (HK) Limited

(18)      EDSUZ (HK) Limited

(19)      GDS Data Services Company Ltd. (located in Macau)

(20)      GDS Services Limited

(21)      GDS Services (Hong Kong) Limited

(22)      Global Data Solutions Co., Ltd. 万国数据服务有限公司

(23)      EDC (Chengdu) Industry Co., Ltd. 万国数据(成都)实业有限公司

(24)                EDC Technology (Kunshan) Co., Ltd. 万国数据科技发展(昆山)有限公司

(25)                EDC Technology (Suzhou) Co., Ltd. 万国数据科技发展(苏州)有限公司

(26)                Shanghai Waigaoqiao EDC Technology Co., Ltd. 上海外高桥万国数据科技发展有限公司

(27)                Guojin Technology (Kunshan) Co., Ltd. 国金数据科技发展(昆

山)有限公司

(28)                Shanghai Yungang EDC Technology Co., Ltd. 上海云港万国数据科技发展有限公司

(29)                Shenzhen Yungang EDC Technology Co., Ltd. 深圳云港万国数据科技发展有限公司

(30)                Beijing Wan’guo Chang’an Science & Technology Co., Ltd. 北京万国长安科技有限公司

(31)                Shanghai Shu’an Data Services Ltd. 上海曙安数据服务有限公司

(32)                Beijing Hengpu’an Digital Technology Development Co., Ltd. 北京恒普安数码科技发展有限公司

(33)                Beijing Wanguo Shu’an Science & Technology Development Co., Ltd. 北京万国曙安科技发展有限公司

(34)                Shanghai Free Trade Zone GDS Management Co., Ltd. 上海自贸区万国数据管理有限公司

(35)                Shanghai Puchang Data Science & Technology Development Co., Ltd. 上海普长数据科技发展有限公司

(36)                Shenzhen Pingshan New Area Global Data Science & Technology Development Co., Ltd. 深圳市坪山新区万国数据科技发展有限公司

(37)                Kunshan Wanyu Data Service Co., Ltd. 昆山万宇数据服务有限公司

SCHEDULE 1

FORM OF DEED OF ADHERENCE

THIS DEED is made the      day of         20[ ] by [ ] of [ ] (the “New Member”) and is supplemental to the Sixth Amended and Restated Members Agreement of GDS Holdings Limited dated [•], 2016 made between GDS Holdings Limited (the “Company”), William Wei Huang, Global Data Solutions Limited, STT GDC Pte. Ltd. and other Members of the Company (such agreement as amended, restated or supplemented from time to time, the “Members Agreement”).

WITNESSETH as follows:

The New Member confirms that it has been provided with a copy of the Members Agreement and all amendments, restatements and supplements thereto and hereby covenants with each of the parties to the Members Agreement from time to time to observe, perform and be bound by all the terms and conditions of the Members Agreement which are capable of applying to the New Member to the intent and effect that the New Member shall be deemed as and with effect from the date hereof to be a party to the Members Agreement and to be a Member (as defined in the Members Agreement).

The address and facsimile number at which notices are to be served on the New Member under the Members Agreement and the person for whose attention notices are to be addressed are as follows:

[to insert the contact details]

Words and expressions defined in the Members Agreement shall have the same meaning in this Deed.  This Deed shall be governed by and construed in accordance with the laws of Hong Kong.

This Deed shall take effect as a deed poll for the benefit of the Company, William Wei Huang, Global Data Solutions Limited, STT GDC Pte. Ltd. and other parties to the Members Agreement.

IN WITNESS whereof the New Member has executed this Deed the day and year first above written.

THE COMMON SEAL of [ ])

was hereunto affixed          )

in the presence of:               )

(Director)

(Director/Secretary)